 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 -K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   December 27, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

850 Bear Tavern Road, Suite 201 Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item.5.02	Entry Into a Material Definitive Agreement

On December 27, 2007, DOR BioPharma, Inc. (the “Company”) entered into new three-year employment agreements (“Employment Agreements”) with Christopher J. Schaber, PhD, Evan Myrianthopoulos, and James Clavijo, CPA, the President and Chief Executive Officer, Chief Financial Officer and Controller, respectively.  These agreements replace existing employment agreements that were in force.

The primary changes to the terms of the original agreements are as follows:

As previously disclosed, the Board of Directors of the Company authorized the issuance of the following number of shares to each of Dr. Schaber and Messrs. Myrianthopoulos and Clavijo immediately prior to the completion of a transaction, or series or a combination of related transactions, negotiated by the Company’s Board of Directors whereby, directly or indirectly, a majority of the Company’s capital stock or a majority of its assets are transferred from the Company and/or the Company’s stockholders to a third party:  1,000,000 common shares to Dr. Schaber, 750,000 common shares to Mr. Myrianthopoulos and 300,000 common shares to Mr. Clavijo.  The amended agreements include the Company’s obligation to issue such shares to the executives if such event occurs.

Dr. Schaber’s monetary compensation (base salary and bonus) remained unchanged from 2006.  He will be paid nine months severance upon termination of employment. Upon a change in control of the Company due to merger or acquisition, all of Dr. Schaber’s options shall become fully vested, and be exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms).  In the event of his death during term of the agreement, all of his unvested options shall immediately vest and remain exercisable for the rest of their term and become the property of Dr. Schaber’s immediate family.

Mr. Myrianthopoulos monetary compensation (base salary and bonus) remained unchanged from 2006.  He will be paid six months severance upon termination of employment. Upon a change in control of the Company due to merger or acquisition, all of Mr. Myrianthopoulos’ options shall become fully vested, and be exercisable for a period of three years after such change in control (unless they would have expired sooner pursuant to their terms).  In the event of his death during term of contract, all of his unvested options shall immediately vest and remain exercisable for the rest of their term and become property of Mr. Myrianthopoulos’ immediate family.

Mr. Clavijo’s monetary compensation (base salary and bonus) remained unchanged from 2006.  He will be paid six months severance (subject to setoff) upon termination of employment. Upon a change in control of the Company due to merger or acquisition, all of Mr. Clavijo’s options shall become fully vested, and be exercisable for a period of three years after such change in control  (unless they would have expired sooner pursuant to their terms).  In the event of his death during term of contract, all of his unvested options shall immediately vest and remain exercisable for the rest of their term and become property of Mr. Clavijo’s immediate family.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3, which are incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                                Title

10.1	Employment Agreement, dated as of December 27, 2007, between Christopher J. Schaber, PhD, and the Company.

10.2	Employment Agreement, dated as of December 27, 2007, between Evan Myrianthopoulos, and the Company.

10.3	Employment Agreement, dated as of December 27, 2007, between James Clavijo, CPA and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DOR BIOPHARMA, INC.

December 27, 2007	by:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit                       No.           Description

10.1	Employment Agreement, dated as of December 27, 2007, between Christopher J. Schaber, PhD, and the Company.

10.2	Employment Agreement, dated as of December 27, 2007, between Evan Myrianthopoulos, and the Company.

10.3	Employment Agreement, dated as of December 27, 2007, between James Clavijo, CPA and the Company.